Exhibit 10(g)(9)



                                1
                        EIGHTH AMENDMENT
                             TO THE
                       QUAKER SUPPLEMENTAL
                  EXECUTIVE RETIREMENT PROGRAM



          WHEREAS, The Quaker Supplemental Executive Retirement
Program (the "Program") was adopted effective as of August 1, 1989 by The Quaker Oats Company (the "Company") for the benefit of its eligible senior executives; and

          WHEREAS, the Program already states that it is an unfunded plan maintained primarily to provide deferred compensation for a select group of highly compensated employees within the meaning of Sections 201(2), 301(3) and 401(a)(1) of the Employee Retirement Income Security Act of 1974 ("ERISA"); i.e., it is an ERISA "top hat" plan; and

          WHEREAS, amendment of the Program is desirable to clarify and reflect the intent of the Program since its inception, and the Compensation Committee has authorized adoption of the Eighth Amendment to the Program and authorized the officers of the Company to execute any documents in connection herewith;

          NOW, THEREFORE, the Program is amended effective as of July 21, 1995, by substituting the following for Section 6.8 of the Program:

               "6.8   Applicable  Law.    The   Program   is
               established under ERISA and will be construed according to the federal law that governs ERISA
               `top hat' plans."



                              THE QUAKER OATS COMPANY


July 21, 1995                 By:  S/Douglas J. Ralston
                              Its: Senior Vice President